Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in (i) Registration Statements No. 333-78139, 333-92997, 333-57238, 333-100815 and 333-110755 of Prosperity Bancshares, Inc. on Form S-8, (ii) Registration Statement No. 333-93857 of Prosperity Bancshares, Inc. on Form S-3 and (iii) Registration Statement No. 333-106000 of our report dated March 8, 2004, appearing in this Annual Report on Form 10-K of Prosperity Bancshares, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Houston, Texas

March 11, 2004